                                                                    EXHIBIT 99.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Advance Data Partnership:

We have audited the accompanying balance sheets of ADVANCE DATA PARTNERSHIP (an Arkansas general partnership) as of December 31, 1996 and 1997 and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Data Partnership as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Atlanta, Georgia
November 20, 1998

                            ADVANCE DATA PARTNERSHIP

                                 BALANCE SHEETS

            DECEMBER 31, 1996 AND 1997 AND JULY 31, 1998 (UNAUDITED)

                                    ASSETS

                                              1996        1997         1998
                                            --------    --------     --------
                                                                   (Unaudited)

CURRENT ASSETS:
 Cash                                       $116,697    $405,789     $244,672
 Accounts receivable                         122,005     137,488      142,835
 Other current assets                         12,140      10,324       28,533
                                            --------    --------     --------
       Total current assets                  250,842     553,601      416,040

PROPERTY AND EQUIPMENT, NET                  545,669     441,688      492,407
                                            --------    --------     --------
                                            $796,511    $995,289     $908,447
                                            ========    ========     ========

                       LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
 Current maturities of long-term debt       $175,000    $210,510     $      0
 Accounts payable                             99,791       6,789      246,186
                                            --------    --------     --------
       Total current liabilities             274,791     217,299      246,186

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                            521,720     777,990      662,261
                                            --------    --------     --------
                                            $796,511    $995,289     $908,447
                                            ========    ========     ========

      The accompanying notes are an integral part of these balance sheets.

                            ADVANCE DATA PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

              AND THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)

                                             1996       1997         1998
                                         ----------  ----------    --------
                                                                 (Unaudited)

REVENUES                                 $1,038,632  $1,224,020    $892,889
                                         ----------  ----------    --------
COSTS AND EXPENSES:
 Cost of services                           305,140     289,376     189,716
 Selling, general, and administrative       499,503     537,948     474,764
 Depreciation and amortization               95,552     126,809      74,577
                                         ----------  ----------    --------
OPERATING INCOME                            138,437     269,887     153,832

OTHER (EXPENSE) INCOME, NET                   1,456     (13,617)     (2,236)
                                         ----------  ----------    --------
INCOME BEFORE PRO FORMA
  INCOME TAX PROVISION                      139,893     256,270     151,596

PRO FORMA INCOME TAX
  PROVISION                                  53,159      97,384      57,606
                                         ----------  ----------    --------
NET INCOME                               $   86,734  $  158,886    $ 93,990
                                         ==========  ==========    ========

        The accompanying notes are an integral part of these statements.

                            ADVANCE DATA PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                    AND THE SEVEN MONTHS ENDED JULY 31, 1998

BALANCE, DECEMBER 31, 1995                                 $ 381,827

 Net income                                                   86,734
 Pro forma income tax provision                               53,159
                                                           ---------
BALANCE, DECEMBER 31, 1996                                   521,720

 Net income                                                  158,886
 Pro forma income tax provision                               97,384
                                                           ---------
BALANCE, DECEMBER 31, 1997                                   777,990

 Net income (unaudited)                                       93,990
 Pro forma income tax provision (unaudited)                   57,606
 Partnership distribution (unaudited)                       (267,325)
                                                           ---------
BALANCE, July 31, 1998 (unaudited)                         $ 662,261
                                                           =========

        The accompanying notes are an integral part of these statements.

                            ADVANCE DATA PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                    AND THE SEVEN MONTHS ENDED JULY 31, 1998

                                                           1996       1997        1998
                                                        ---------   --------    ---------
                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                             $  86,734   $158,886    $  93,990
 Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                          95,552    126,809       74,577
    Pro forma income tax provision                         53,159     97,384       57,606
    Changes in current assets and liabilities:
      Accounts receivable                                 (35,555)   (15,483)      (5,347)
      Other current assets                                 (5,734)     1,816      (18,209)
      Accounts payable and accrued liabilities             93,356    (93,002)     239,397
                                                        ---------   --------    ---------
        Net cash provided by operating activities         287,512    276,410      442,014
                                                        ---------   --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment, net                 (464,084)   (22,828)    (125,296)
                                                        ---------   --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Partnership distributions                                      0          0     (267,325)
 Proceeds from long-term debt                             320,678     70,000            0
 Payments on long-term debt                              (145,678)   (34,490)    (210,510)
                                                        ---------   --------    ---------
        Net cash provided by (used in) financing
          activities                                      175,000     35,510     (477,835)
                                                        ---------   --------    ---------
NET (DECREASE) INCREASE IN CASH                            (1,572)   289,092     (161,117)
CASH, beginning of period                                 118,269    116,697      405,789
                                                        ---------   --------    ---------
CASH, end of period                                     $ 116,697   $405,789    $ 244,672
                                                        =========   ========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
   Cash paid for interest                               $   4,226   $ 19,613    $   5,408
                                                        =========   ========    =========

        The accompanying notes are an integral part of these statements.

                            ADVANCE DATA PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            DECEMBER 31, 1996 AND 1997 AND JULY 31, 1998 (UNAUDITED)

 1. ORGANIZATION AND NATURE OF BUSINESS

    Advance Data Partnership ("Advance Data" or the "Company") (an Arkansas general partnership) was established for the purpose of providing core data processing, check imaging, and item capture services to financial institutions, primarily community banks. Certain assets and liabilities of the data processing business are being acquired in a transaction accounted for as a purchase by The InterCept Group, Inc. ("InterCept") (Note 11).

    The partnership interests at inception were as follows:

           Mercantile Corporation                         48%
           First Processing Services, Inc.                52%

    The partnership agreement stipulated that all partnership income and losses would be allocated directly in proportion to the ownership percentages. On December 31, 1997, Mercantile Corporation purchased an additional 4% of the partnership from First Processing Services, Inc. for total consideration of $31,200.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    STATEMENTS OF CASH FLOWS

    For the purposes of the statement of cash flows, short-term investments with maturities of three months or less are considered to be cash equivalents.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The interim financial information is unaudited. However, in the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost at the acquisition date. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are expensed, and major betterments are capitalized. Property, plant, and equipment consisted of the following at December 31, 1996 and 1997 and July 31, 1998:

                                    Useful Life      1996        1997        1998
                                    -----------  ----------  ----------  ----------
                                                                         (Unaudited)
    Leasehold improvements          Five years   $   99,154  $   99,154  $   99,154
    Machinery and equipment         Five years      726,375     743,048     864,351
    Furniture and fixtures          Five years       90,869      90,869      94,862
    Software                        Five years      134,021     140,175     140,175
                                                 ----------  ----------  ----------
                                                  1,050,419   1,073,246   1,198,542
    Less accumulated depreciation                  (504,750)   (631,558)   (706,135)
                                                 ----------  ----------  ----------
                                                 $  545,669  $  441,688  $  492,407
                                                 ==========  ==========  ==========

    COMPUTER SOFTWARE

    Acquired software and licensing rights are capitalized and amortized using the straight-line method over an estimated useful life of five years.

    REVENUE RECOGNITION

    Revenues are derived primarily from service fees and are recognized as services are performed.

 4. LONG-TERM DEBT

    Long-term debt consisted of the following at December 31, 1996 and 1997 and July 31, 1998:

                                                     1996        1997           1998
                                                  ---------   ---------         -----
                                                                             (Unaudited)
    Revolving note payable to First Bank of
    Arkansas for borrowings of up to $245,000,
    payable on demand, or if no demand is made,
    interest payable at 9% in  monthly principal
    and interest payments of $6,111 through
    April 10, 1999, paid in full subsequent to
    December 31, 1997                             $ 175,000   $ 210,510         $   0

    Less current portion                           (175,000)   (210,510)            0
                                                  ---------   ---------         -----
    Long-term debt, net of current portion        $       0   $       0         $   0
                                                  =========   =========         =====

 5. INCOME TAXES

    The Company is a partnership for federal and state income tax reporting purposes. As such, taxable income and loss of the Company are included in the partners' tax returns. The statements of operations reflect pro forma income taxes of $53,159, $97,384, and $57,606 for the years ended December 31, 1996 and 1997 and the seven months ended July 31, 1998, respectively as if the Company were subject to income tax. The difference between the pro forma income tax provision and the amount computed by applying the statutory federal income tax rate to the net income for the period is due to nondeductible expenses incurred during each period.

    The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases are not material.

 6. EMPLOYEE BENEFITS

    The Company has a defined contribution 401(k) benefit plan which covers substantially all employees, subject to certain minimum age and service requirements. The plan provides for voluntary contributions by employees and matching contributions by the Company at its discretion. For the years ended December 31, 1996 and 1997, the Company made no contributions to the plan.

 7. COMMITMENTS

    Advance Data leases certain equipment and facilities under operating leases. Future minimum payments on these leases at December 31, 1997 are approximately as follows:

                1998                          $ 44,000
                1999                            42,000
                2000                            42,000
                2001                             3,500
                                              --------
                                              $131,500
                                              ========

    Rent expense for all operating leases was approximately $42,000 and $44,000 for the years ended December 31, 1996 and 1997, respectively.

 8. CUSTOMER CONCENTRATION

    Certain customers made up more than 10% of the Company's sales as of December 31, 1996 and 1997, as follows:

                                          1996        1997
                                          ----        ----
                Customer A                37.8%       45.5%
                Customer B                12.4        14.7
                Customer C                N/A         11.6

 9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Advance Data is required to disclose fair value information about financial instruments, whether or not they are recognized on the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, organization, or issuance.

    CASH AND CASH EQUIVALENTS

    For cash, the carrying value amount is a reasonable estimate of fair value.

    LONG-TERM DEBT

    The carrying amount of the variable rate long-term debt approximates the fair value.

    LIMITATIONS

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and property and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

10. RELATED-PARTY TRANSACTIONS

    Revenues of $392,280, $556,911, and $358,626 for the years ended December 31, 1996 and 1997 and the seven-month period ended July 31, 1998, respectively, were received from First Bank of Arkansas-Jonesboro, an entity affiliated with First Processing Services, Inc. through common ownership.

    Accounts receivable as of December 31, 1996 and 1997, and July 31, 1998 included $43,616, $52,982, and $50,004, respectively, due from First Bank of Arkansas-Jonesboro.

    Management and administrative services were performed for the Company by the sole shareholder of Mercantile Corporation for a salary of $62,200, $77,692, and $58,200 for the years ended December 31, 1996 and 1997 and the seven-month period ended July 31, 1998, respectively.

11. SUBSEQUENT EVENT

    On September 30, 1998, InterCept entered into an asset purchase agreement with Mercantile Corporation to purchase certain of the assets for a purchase price of approximately $1,100,000. In connection with this transaction, First Processing Services, Inc. conveyed its remaining 48% interest in the Company to Mercantile Corporation as consideration for the cancellation of a contract requiring it to use the Company's services. The acquired assets consisted primarily of accounts receivable, computer equipment, and various other assets.